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                       SECURITIES AND EXCHANGE COMMISSION




                             Washington, D.C. 20549



                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



              February 25, 1998                  February 27, 1998
      (Date of earliest event reported)


                            RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                    0-22056                       86-0746929
                --------------               -------------------
           (Commission File Number)  (IRS Employer Identification Number)



                          8401 EAST INDIAN SCHOOL ROAD
                              SCOTTSDALE, ARIZONA
                                     85251
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (602) 994-3886
              (Registrant's telephone number, including area code)
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Item 7.   Exhibits

          (a)  Press Release dated February 25, 1998 filed pursuant to
               Rule 135(c).





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NEWS RELEASE

(RW) (RURAL/METRO) (RURL) Rural/Metro Corp. Announces Intention to Place Senior Notes

     Business Editors

     SCOTTSDALE, Ariz. -- (BUSINESS WIRE) -- Feb. 25, 1998 -- Rural/Metro Corp. (NASDAQ:RURL) today announced that it has commenced marketing an offering of $125 million of Senior Notes (the "Notes").

     The Notes will be sold only to qualified institutional buyers pursuant to Rule 144A and to foreign persons pursuant to Regulation S.

     The company intends to use the net proceeds from any sale of the Notes to pay down amounts outstanding under its revolving credit facility.

     The notes have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration or qualification or an applicable exemption from registration or qualification requirements.

     Rural/Metro Corp. provides health and safety services, including 911 and general ambulance services, fire protection and other safety-related services to municipal, residential commercial and industrial customers in more than 400 communities throughout the United States, Canada and Latin America.

     --30--

     CONTACT: Rural/Metro Corp.
              Mark Liebner, 602/481-3229
                or
              Morgen-Walke Associates
              Doug Sherk/Elizabeth Snowden, 415/296-7383
              Sandra Badurina, 212/850-5600

[MORGEN-WALKE LOGO & LETTERHEAD]

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        RURAL/METRO CORPORATION


                                        By: /s/      Dean Hoffman
                                            -------------------------------
                                             Dean Hoffman, Vice President
                                            and Principal Accounting Officer

Date: February 27, 1998